UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 15, 2010

CHINA BCT PHARMACY GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	033-145620	20-8067060
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No. 102 Chengzhan Road
Liuzhou City, Guanxi Province
545007 PRChina

(Address Of Principal Executive Offices) (Zip Code)

(011) 86-(772) 363 8318
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Change in Registrant’s Certifying Accountant

On July 15, 2010, China BCT Pharmacy Group, Inc. (the “Company”) engaged PKF, Certified Public Accountants, A Professional Corporation, Glendale, California, a member firm of PKF International Limited network of legally independent firms (“PKF California”), as its principal accountant, and dismissed PKF, Certified Public Accountants, Hong Kong, China, a member firm of PKF International Limited network of legally independent firms (“PKF HK”), from that role.  The change in accountants was approved by the Company’s Audit Committee and did not result from any dissatisfaction with the quality of professional services rendered by PKF HK.

In connection with the audit of the Company’s financial statements for the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through July 15, 2010, (i) there were no disagreements with PKF HK on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PKF HK’s satisfaction, would have caused PKF HK to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Attached as Exhibit 16.1 is a copy of PKF HK’s letter addressed to the SEC relating to the statements made by the Company in this Current Report on Form 8-K.

During the Company’s two most recent fiscal years and in the subsequent interim period prior to July 15, 2010, the Company did not consult with PKF California regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written or oral advice was provided by PKF California that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Description
16.1	Letter of PKF HK to the SEC dated July 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BCT PHARMACY GROUP, INC

By:	/s/ Hui Tian Tang
Name: Hui Tian Tang
Title: Chief Executive Officer

Dated: July 19, 2010

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of PKF HK to the SEC dated July 19, 2010